                      [Kilpatrick Stockton LLP Letterhead]




                                   May 9, 2008


Board of Directors
Cooperative Bankshares, Inc.
201 Market Street
Wilmington, North Carolina 28401

           Re: Cooperative Bankshares, Inc. Stock-Based Retirement Plan for Directors

Board Members:

         We have been requested by Cooperative Bankshares, Inc. (the "Company"), to issue our opinion in connection with the registration of shares of the Company's common stock, par value $1.00 per share, under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement on Form S-8 (the "Registration Statement") covers 19,268 shares that may be distributed to participants under the Cooperative Bankshares, Inc. Stock-Based Retirement Plan for Directors (the "Plan").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing, it is our opinion that the shares distributed through the Plan are duly authorized and will be validly issued, fully paid and nonassessable upon distribution from the Plan.

         Our opinion is limited to the North Carolina Business Corporation Act, as amended, and the federal securities laws, each as in effect on the date hereof.

         We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                   Very truly yours,

                                   /s/ Kilpatrick Stockton LLP

                                   KILPATRICK STOCKTON LLP